Exhibit 99.1

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS

RESULTS FOR 2014 THIRD QUARTER

• Revenues increased 3% to $742 million – 5% increase in International and slight decrease at Americas

• OIBDAN1 up 2% to $171 million – 14% increase in International and 1% decline at Americas

San Antonio, October 28, 2014 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported financial results for the third quarter ended September 30, 2014.

“With demand for out-of-home advertising increasing around the world, we kept building momentum in our Outdoor businesses during the quarter,” said Bob Pittman, Executive Chairman of Clear Channel Outdoor Holdings, Inc. “We drove solid growth at our International operations this quarter and we’ve seen a consistent improvement in our Americas segment since the beginning of the year. Our digital portfolio continues to expand, thereby fueling innovative solutions and initiatives in the US and abroad. As we continue to work with the world’s biggest brands and agencies in advertising, creative and media, we are engaging global consumers more deeply than ever.”

“We continue to deliver strong growth in our International business, with revenues increasing 5% and OIBDAN increasing 14% in the third quarter.” said Chief Executive Officer William Eccleshare. “Our new contracts in Italy, France and China, as well as our continued focus on superior execution are driving top and bottom line results. The growth of our local advertising business in the Americas remains strong, and we continued to address our sales organization and operational leadership during the quarter — we are pleased with the improvements we’ve seen since the beginning of the year.”

Third Quarter 2014 Results

Consolidated revenues increased $20 million, or 3% to $743 million in the third quarter of 2014 compared to $723 million in the same period of 2013. Excluding the effects of movements in foreign exchange rates, revenues increased $19 million or 3%.

•	Americas revenues decreased $2 million, or 1% ($1 million, or 0%, excluding foreign exchange impacts), primarily driven by lower national account revenues. Higher digital revenues were partially offset by decreases in revenues from traditional product lines.

•	International revenues increased $22 million, or 6% ($21 million, or 5%, excluding foreign exchange impacts), primarily driven by growth in both western Europe and emerging markets such as China.

The Company’s OIBDAN1 was up 2%, or $3 million, to $170 million for the three months ended September 30, 2014, compared to $167 million for the same period of 2013. Included in the 2014 third quarter OIBDAN of $170 million were $3 million and $6 million of operating and corporate expenses, respectively, associated with the Company’s strategic revenue and efficiency initiatives to attract additional advertising dollars to its businesses and improve operating efficiencies. OIBDAN for the three months ended September 30, 2013 included $6 million and $3 million of operating and corporate expenses, respectively, of such operating expenses.

The Company’s consolidated EBITDA, as defined under the CCWH Senior Notes indenture as defined below, was $767 million for the preceding twelve months ended September 30, 2014, down 2% compared to the same period of 2013.

The consolidated net loss attributable to the Company was $7 million in the third quarter of 2014 compared to consolidated net income attributable to the Company of $4 million in the same period of 2013.

Key Highlights

The Company’s recent key highlights include:

•	Installed 125 new digital displays in international markets for an end of quarter total of over 4,200 displays and 17 new digital billboards in North America for an end of quarter total of 1,125 across 40 markets.

•	Expanded the ‘Connect’ interactive mobile advertising platform in Latin America with the first campaign being from the largest cosmetic franchise in the world, O Boticário, to raise awareness and increase brand engagement for the launch of a new line of fragrances. The wider Connect rollout in Latin America in 2014 will see 1,500 outdoor sites fitted with tags enabled for Near Field Communication (NFC), QR code and SMS capabilities.

•	Sponsored Advertising Week in New York and developed a unique campaign using the digital kiosks at the Time Center, the hub of advertising week activity.

•	Launched ‘Play London,’ a digital outdoor expansion initiative in the UK. Play London will feature the nationwide expansion of Storm, our network of premium digital boards, and Adshel Live, our network of bus-stop panels. Hundreds of digital sites for premium city-center locations will go live across the country by the end of 2014.

Revenues, Operating Expenses and OIBDAN by Segment

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2014	2013		2014	2013
Revenue[1]
Americas	329,500	331,346	(1%)	917,404	952,832	(4%)
International	413,294	391,667	6%	1,241,846	1,187,262	5%

Consolidated revenue	$742,794	$723,013	3%	$2,159,250	$2,140,094	1%

Operating expenses[1,2]
Americas	195,996	196,711	(0%)	572,550	584,908	(2%)
International	344,451	330,820	4%	1,035,775	1,000,953	3%

Consolidated operating expenses	$540,447	$527,531	2%	$1,608,325	$1,585,861	1%

OIBDAN[1]
Americas	133,504	134,635	(1%)	344,854	367,924	(6%)
International	68,843	60,847	13%	206,071	186,309	11%
Corporate[1]	(32,086)	(28,067)		(91,866)	(85,788)

Consolidated OIBDAN	$170,261	$167,415	2%	$459,059	$468,445	(2%)

Certain prior period amounts have been reclassified to conform to the 2014 presentation of financials throughout the press release.

[1]	See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income; (ii) revenues excluding the effects of foreign exchange to revenues; (iii) direct operating and SG&A expenses excluding the effects of foreign exchange to expenses; (iv) OIBDAN excluding the effects of foreign exchange to OIBDAN; (v) corporate expenses excluding non-cash compensation expenses to corporate expenses; and (vi) OIBDAN to net income (loss). See also the definition of OIBDAN under the Supplemental Disclosure section in this release.
[2]	The Company’s operating expenses include direct operating and SG&A expenses.

Americas

Americas revenues decreased $2 million, or 1% ($1 million, or 0%, excluding foreign exchange impacts), compared to the same period in 2013, primarily driven by lower national account revenues and the nonrenewal of certain airport contracts. Higher digital revenues were partially offset by decreases in revenues from traditional product lines.

Operating expenses declined $1 million (or flat excluding foreign exchange impacts) during the third quarter of 2014 versus the same period in 2013 due primarily to property tax refunds and lower commissions partially offset by higher expenses related to litigation.

OIBDAN declined $1 million, or 1% (to $134 million) in the third quarter of 2014 compared to the same period in 2013.

International

International revenues increased $22 million, or 6% ($21 million, or 5%, excluding foreign exchange impacts), compared to the same period in 2013, primarily driven by revenue growth in Europe including Italy, due to a new contract for the Rome airports, as well as France and Sweden. Revenue in emerging markets also increased, particularly in China, as a result of new contracts.

Operating expenses increased $14 million (or $12 million excluding foreign exchange impacts) during the third quarter of 2014 versus the same period in 2013 primarily driven by higher variable site lease costs and compensation expenses related to higher revenues generated from new contracts, as well as higher expenses from investing in our digital sales force.

OIBDAN was up $8 million, or 13% (14% excluding foreign exchange impacts) (to $69 million) in the third quarter of 2014 compared to the same period in 2013.

Conference Call

The Company, along with its parent company, iHeartMedia, Inc., will host a conference call to discuss results on October 28, 2014 at 8:30 a.m. Eastern Time. The conference call number is (800) 260-0719 (U.S. callers) and (651) 291-1889 (International callers) and the passcode for both is 339205. A live audio webcast of the conference call will also be available on the investor section of www.iHeartMedia.com and www.clearchanneloutdoor.com. After the live conference call, a replay will be available for 30 days. The replay numbers are 800-475-6701 (U.S. callers) and 320-365-3844 (International callers) and the passcode for both is 339205. An archive of the webcast will be available beginning 24 hours after the call for 30 days.

TABLE 1 – Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue	$742,794	$723,013	$2,159,250	$2,140,094
Operating expenses:
Direct operating expenses	400,834	396,094	1,195,491	1,181,843
Selling, general and administrative expenses	139,613	131,437	412,834	404,018
Corporate expenses	33,548	29,719	97,578	91,435
Depreciation and amortization	100,416	98,344	297,883	296,237
Other operating income, net	4,623	6,604	7,524	12,404

Operating income	73,006	74,023	162,988	178,965
Interest expense	87,695	87,969	265,168	264,125
Interest income on Due from iHeart Communications, Inc.	15,105	14,940	45,005	39,356
Loss on sale of marketable securities	—	(18)	—	(18)
Equity in earnings (loss) of nonconsolidated affiliates	4,185	(645)	3,776	(961)
Other income, net	2,191	1,445	16,071	228

Income (loss) before income taxes	6,792	1,776	(37,328)	(46,555)
Income tax benefit (expense)	(5,372)	10,214	2,503	3,126

Consolidated net income (loss)	1,420	11,990	(34,825)	(43,429)
Less: Amount attributable to noncontrolling interest	8,483	7,772	18,071	17,723

Net income (loss) attributable to the Company	$(7,063)	$4,218	$(52,896)	$(61,152)

For the three months ended September 30, 2014, foreign exchange rate movements increased the Company’s revenues by $1 million and raised direct operating and SG&A expenses by $1 million. For the nine months ended September 30, 2014, foreign exchange rate movements increased the Company’s revenues by $12 million and raised direct operating and SG&A expenses by $10 million.

TABLE 2 – Selected Balance Sheet Information

Selected balance sheet information for September 30, 2014 and December 31, 2013:

(In millions)	September 30,	December 31,
	2014	2013
Cash and Cash Equivalents	$203.8	$314.5
Total Current Assets	1,099.1	1,238.4
Net Property, Plant and Equipment	1,934.3	2,081.1
Due from iHeart Communications, Inc.	876.0	879.1
Total Assets	6,383.9	6,759.4
Current Liabilities (excluding current portion of long-term debt)	719.0	757.6
Long-term Debt (including current portion of long-term debt)	4,932.8	4,935.4
Shareholder’s Equity (Deficit)	(132.6)	160.1

TABLE 3 – Total Debt

At September 30, 2014 and December 31, 2013, Clear Channel Outdoor Holdings had a total net debt of:

(In millions)	September 30,	December 31,
	2014	2013
Clear Channel Worldwide Senior Notes:
6.5% Series A Senior Notes Due 2022	$735.7	$735.7
6.5% Series B Senior Notes Due 2022	1,989.3	1,989.3
Clear Channel Worldwide Holdings Senior Subordinated Notes:
7.625% Series A Senior Subordinated Notes Due 2020	275.0	275.0
7.625% Series B Senior Subordinated Notes Due 2020	1,925.0	1,925.0
Other debt	14.1	17.1
Original issue discount	(6.3)	(6.7)

Total debt	4,932.8	4,935.4
Cash	203.8	314.5

Net Debt	$4,729.0	$4,620.9

The current portion of long-term debt was $3.2 million and $16.0 million as of September 30, 2014 and December 31, 2013, respectively.

Liquidity and Financial Position

For the nine months ended September 30, 2014, cash provided by operating activities was $189 million, cash flow used for investing activities totalled $111 million, cash flow used for financing activities was $184 million, and the net effect of exchange rate changes on cash was a $4 million decrease. The net decrease in cash was $111 million.

Capital expenditures were approximately $135 million for the nine months ended September 30, 2014 compared to $114 million for the same period in 2013.

Consolidated leverage ratio, defined as total debt divided by EBITDA (as defined by the Clear Channel Worldwide Holdings (“CCWH”) Senior Notes indentures) for the preceding four quarters was 6.4:1 at September 30, 2014, and senior leverage ratio, defined as senior debt divided by EBITDA (as defined by the CCWH Senior Notes indentures) for the preceding four quarters was 3.6:1 at September 30, 2014. As required by the definition of EBITDA in the CCWH Senior Notes indentures, our EBITDA for the preceding four quarters of $766.6 million is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense), net, plus share-based compensation, and is further adjusted for the following items: (i) costs incurred in connection with severance, the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) extraordinary, non-recurring or unusual gains or losses or expenses; (iii) non-cash charges; and (iv) various other items.

The following table reflects a reconciliation of EBITDA (as defined by the CCWH Senior Notes indentures) to operating income and net cash provided by operating activities for the four quarters ended September 30, 2014:

(In millions) Note numbers may not sum due to rounding	Four Quarters Ended September 30, 2014
Consolidated EBITDA (as defined by the CCWH Senior Notes indentures)	$766.6
Less adjustments to consolidated EBITDA (as defined by the CCWH Senior Notes indentures):
Cost incurred in connection with closure and/or consolidation of facilities, retention charges, consulting fees, and other permitted activities	(37.7)
Extraordinary, non-recurring or unusual gains or losses or expenses and severance (as referenced in the definition of consolidated EBITDA in the CCWH Senior Notes indentures)	(18.4)
Non-cash charges	(22.4)
Other items	(6.3)
Less: Depreciation and amortization, Impairment charges, Other operating income (expenses), net, and Share-based compensation expense	(407.7)

Operating income	274.1
Plus: Depreciation and amortization, Impairment charges, Other operating income (expenses), net, and Share-based compensation expense	407.7
Less: interest expense	(353.8)
Plus: Interest income on Due from iHeart Communications, Inc.	59.9
Less: Current income tax benefit	(32.6)
Less: Other income, net	16.9
Adjustments to reconcile consolidated net loss to net cash provided by operating activities (including Provision for doubtful accounts, Amortization of deferred financing charges and note discounts, net and Other reconciling items, net)	(2.1)
Change in assets and liabilities, net of assets acquired and liabilities assumed	(17.7)

Net cash provided by operating activities	$352.4

On August 11, 2014, the Company (1) demanded repayment of $175 million outstanding under the Revolving Promissory Note with iHeartCommunications, Inc. (the “Due from iHeartCommunications Note”) and (2) concurrently paid a special cash dividend in an aggregate amount equal to $175 million (or $0.4865 per share) to its Class A and Class B stockholders of record at the close of business on August 4, 2014. As the indirect parent of the Company, iHeart received approximately 88% of the proceeds from such dividend through its wholly-owned subsidiaries. The remaining 12% of the proceeds from the dividend, or approximately $21 million, was paid to the public stockholders of the Company and is included in Dividends paid in the Company’s consolidated statement of cash flows. Following satisfaction of the demand, the balance outstanding under the Due from iHeartCommunications Note was reduced by $175 million.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three and nine months ended September 30, 2014 and 2013. The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses and the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense), net; Equity in loss of nonconsolidated affiliates; Interest expense; Interest income on Due from iHeart Communications, Inc.; Other operating income, net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and net income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures, stock option structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally the Euro area, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis. A constant dollar basis (in which a foreign currency adjustment is made to show the 2014 actual foreign revenues, expenses and OIBDAN at average 2013 foreign exchange rates) allows for comparison of operations independent of movements in foreign exchange rates.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding the effects of foreign exchange to revenues; (iii) Expenses excluding the effects of foreign exchange to expenses; (iv) OIBDAN excluding the effects of foreign exchange to OIBDAN; (v) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; and (vi) OIBDAN to net loss.

Reconciliation of OIBDAN for each segment to Consolidated Operating Income (Loss)

(In thousands)	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating income (expense), net	OIBDAN
Three Months Ended September 30, 2014
Americas	84,531	—	48,973	—	133,504
International	18,738	—	50,105	—	68,843
Corporate	(34,886)	1,462	1,338	—	(32,086)
Other operating income, net	4,623	—	—	(4,623)	—

Consolidated	$73,006	$1,462	$100,416	$(4,623)	$170,261

Three Months Ended September 30, 2013
Americas	86,105	—	48,530	—	134,635
International	11,757	—	49,090	—	60,847
Corporate	(30,443)	1,652	724	—	(28,067)
Other operating income, net	6,604	—	—	(6,604)	—

Consolidated	$74,023	$1,652	$98,344	$(6,604)	$167,415

Nine Months Ended September 30, 2014
Americas	200,760	—	144,094	—	344,854
International	55,308	—	150,763	—	206,071
Corporate	(100,604)	5,712	3,026	—	(91,866)
Other operating income, net	7,524	—	—	(7,524)	—

Consolidated	$162,988	$5,712	$297,883	$(7,524)	$459,059

Nine Months Ended September 30, 2013
Americas	223,668	—	144,256	—	367,924
International	36,296	—	150,013	—	186,309
Corporate	(93,403)	5,647	1,968	—	(85,788)
Other operating income, net	12,404	—	—	(12,404)	—

Consolidated	$178,965	$5,647	$296,237	$(12,404)	$468,445

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2014	2013		2014	2013
Consolidated revenue	$742,794	$723,013	3%	$2,159,250	$2,140,094	1%
Excluding: Foreign exchange increase	(626)	—		(11,588)	—

Revenue excluding effects of foreign exchange	$742,168	$723,013	3%	$2,147,662	$2,140,094	0%

Americas revenue	$329,500	$331,346	(1%)	$917,404	$952,832	(4%)
Excluding: Foreign exchange decrease	473	—		2,255	—

Americas revenue excluding effects of foreign exchange	$329,973	$331,346	(0%)	$919,659	$952,832	(3%)

International revenue	$413,294	$391,667	6%	$1,241,846	$1,187,262	5%
Excluding: Foreign exchange increase	(1,099)	—		(13,843)	—

International revenue excluding effects of foreign exchange	$412,195	$391,667	5%	$1,228,003	$1,187,262	3%

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2014	2013		2014	2013
Consolidated expense	$540,447	$527,531	2%	$1,608,325	$1,585,861	1%
Excluding: Foreign exchange increase	(1,053)	—		(9,667)	—

Consolidated expense excluding effects of foreign exchange	$539,394	$527,531	2%	$1,598,658	$1,585,861	1%

Americas expense	$195,996	$196,711	(0%)	$572,550	$584,908	(2%)
Excluding: Foreign exchange decrease	438	—		2,022	—

Americas expense excluding effects of foreign exchange	$196,434	$196,711	(0%)	$574,572	$584,908	(2%)

International expense	$344,451	$330,820	4%	$1,035,775	$1,000,953	3%
Excluding: Foreign exchange increase	(1,491)	—		(11,689)	—

International expense excluding effects of foreign exchange	$342,960	$330,820	4%	$1,024,086	$1,000,953	2%

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2014	2013		2014	2013
Consolidated OIBDAN	$170,261	$167,415	2%	$459,059	$468,445	(2%)
Excluding: Foreign exchange (increase) decrease	427	—		(1,921)	—

OIBDAN excluding effects of foreign exchange	$170,688	$167,415	2%	$457,138	$468,445	(2%)

Americas OIBDAN	$133,504	$134,635	(1%)	$344,854	$367,924	(6%)
Excluding: Foreign exchange decrease	35	—		232	—

Americas OIBDAN excluding effects of foreign exchange	$133,539	$134,635	(1%)	$345,086	$367,924	(6%)

International OIBDAN	$68,843	$60,847	13%	$206,071	$186,309	11%
Excluding: Foreign exchange (increase) decrease	392	—		(2,153)	—

International OIBDAN excluding effects of foreign exchange	$69,235	$60,847	14%	$203,918	$186,309	9%

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2014	2013		2014	2013
Corporate Expense	$33,548	$29,719	13%	$97,578	$91,435	7%
Less: Non-cash compensation expense	(1,462)	(1,652)		(5,712)	(5,647)

	$32,086	$28,067	14%	$91,866	$85,788	7%

Reconciliation of OIBDAN to Net Income (Loss)

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2014	2013		2014	2013
OIBDAN	$170,261	$167,415	2%	$459,059	$468,445	(2%)
Non-cash compensation expense	1,462	1,652		5,712	5,647
Depreciation and amortization	100,416	98,344		297,883	296,237
Other operating income, net	4,623	6,604		7,524	12,404

Operating income	73,006	74,023		162,988	178,965
Interest expense	87,695	87,969		265,168	264,125
Interest income on Due from iHeart Communications, Inc.	15,105	14,940		45,005	39,356
Loss on sale of marketable securities	—	(18)		—	(18)
Equity in earnings (loss) of nonconsolidated affiliates	4,185	(645)		3,776	(961)
Other income, net	2,191	1,445		16,071	228

Income (loss) before income taxes	6,792	1,776		(37,328)	(46,555)
Income tax benefit (expense)	(5,372)	10,214		2,503	3,126

Consolidated net income (loss)	1,420	11,990		(34,825)	(43,429)
Less: Amount attributable to noncontrolling interest	8,483	7,772		18,071	17,723

Net income (loss) attributable to the Company	$(7,063)	$4,218		$(52,896)	$(61,152)

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc., (NYSE: CCO) is one of the world’s largest outdoor advertising companies, with more than 650,000 displays in over 40 countries across five continents, including 47 of the 50 largest markets in the United States. Clear Channel Outdoor Holdings offers many types of displays across its global platform to meet the advertising needs of its customers. This includes a growing digital platform that now offers over 5,300 digital billboards globally. Clear Channel Outdoor Holdings’ International segment operates in nearly 30 countries across Asia, Australia, Europe and Latin America in a wide variety of formats. More information is available at www.clearchanneloutdoor.com and www.clearchannelinternational.com.

For further information, please contact:

Media

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors

Effie Epstein

Vice President – Planning and Investor Relations

(212) 377-1116

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in business, political and economic conditions in the United States and in other countries in which the Company currently does business (both general and relative to the advertising industry); changes in operating performance; changes in governmental regulations and policies and actions of regulatory bodies; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in capital expenditure requirements; fluctuations in exchange rates and currency values; the outcome of litigation; fluctuations in interest rates; taxes and tax disputes; shifts in population and other demographics; access to capital markets and borrowed indebtedness; risks relating to the integration of acquired businesses; risks that we may not achieve or sustain anticipated cost savings; the impact of the Company’s substantial indebtedness, including the use of cash from operations and other liquidity-generating transactions to make payments on its indebtedness; and the Company’s relationship with iHeart and the impact of the above and similar factors on iHeart, the Company’s primary direct or indirect external source of capital. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this document. Other key risks are described in the Company’s reports and other documents filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.